Impact Medical Solutions Announces Appointment of New Director

Huntington Beach, California, October 31, 2007 - Impact Medical Solutions, Inc. (OTCBB: IMSU), a medical technology company, announced today the appointment of Craig W. Lunsman to its board of directors. Mr. Lunsman is the Founder and Managing Director of William Jamieson Group, LLC, a consulting group that provides securities valuation and corporate advisory services to public and private small cap companies. As an outside director, Mr. Lunsman will act as Chairman of the Company’s Audit Committee as well as serve on each of the Compensation and Corporate Governance Committees.

“We’re very pleased to welcome Mr. Lunsman to the board,” said Wayne D. Cockburn, President and CEO of Impact Medical Solutions. "Craig brings extensive corporate finance, strategic business development and corporate governance experience to our Board. His experience in strategic and capital planning complements the current makeup and depth of our board and we look forward to his direct involvement in the growth of our business.”

Prior to founding William Jamieson Group in 1993, Mr. Lunsman was a Co-Founder and Principal in Houlihan Valuation Advisors, Inc., a company specializing in providing services related to business valuations, fairness opinions and other valuation and economic issues. Mr. Lunsman received his BS from the University of Southern California in 1970 and graduate work for his MBA and has been involved in providing strategic planning, financing and other corporate advisory services since that time. He has served as an Expert Witness on business valuation and other related financial matters in California and other states, and has also testified before the Internal Revenue Service relative to valuation matters. He has been a member of the American Society of Appraisers, San Francisco Chapter and has been a published author and a frequent speaker on issues relating to business valuation.

About Impact Medical Solutions
Impact Medical Solutions (OTCBB: IMSU) is engaged in the research and commercial development of healthcare information systems and technology. To date, it has focused on developing a proprietary platform called Muscle Pattern Recognition (MPR), a unique clinical tool for the kinesiologic analysis of muscle function. MPR analyzes patterns of muscle recruitment and provides detailed physiological information on muscle function that can assist in the diagnosis and treatment of back and neck injuries and illness.

Forward-Looking and Cautionary Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management's current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to materially differ from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of our competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, our ability to react to a disaster recovery situation, and the impact of labor markets and new product introductions on our overall profitability. A further list and description of these risks, uncertainties and other matters can be found in the company's annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, Impact Medical Solutions, Inc’s Annual Report on Form 10-K filed with the SEC on April 17, 2007. Impact Medical Solutions cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statements that it may make.

For further information about Impact Medical Solutions, please visit: www.impactmedsol.com

Contact:
Wayne D. Cockburn
Impact Medical Solutions, Inc.
Bus. +416-640-3702
Fax. +905-248-5353
Email: wcockburn@impactmedsol.com